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                                                                    EXHIBIT 99.1

SMITH BARNEY

      A Member of TravelersGroup

The Board of Directors
HCC Insurance Holdings, Inc.
13403 Northwest Freeway
Houston, Texas 77040

Members of the Board:

     We hereby consent to the inclusion of our opinion letter to the Board of Directors of HCC Insurance Holdings, Inc. ("HCCH") as Appendix B to the Joint Proxy Statement/Prospectus of HCCH and AVEMCO Corporation ("AVEMCO") relating to the proposed merger transaction involving HCCH and AVEMCO. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                            By:     /s/ SMITH BARNEY INC.
                                              ----------------------------------
                                                      SMITH BARNEY INC.

New York, New York
April 18, 1997